UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 16, 2009

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 16, 2009, Aquilo LP, ULC (Aquilo), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NextEra Energy Resources), entered into a Canadian $94.6 million limited-recourse senior secured variable rate term loan agreement maturing in December 2023.  On January 22, 2009, Aquilo borrowed Cdn $94.6 million under the agreement, which was equivalent to approximately US $75.4 million as of that date.  NextEra Energy Resources is an indirect wholly-owned subsidiary of FPL Group, Inc. Interest on the loan is payable quarterly and the principal is payable semi-annually.  The proceeds of the loan will be used primarily to repay a portion of existing corporate indebtedness of Aquilo’s parent which is guaranteed by FPL Group Capital Inc.  The loan is secured by liens on certain Canadian wind generation assets and associated transmission facilities, and certain other assets of, and the ownership interest in, Aquilo.  The loan agreement contains default and related acceleration provisions relating to the failure to make required payments, certain events in bankruptcy and other covenants applicable to Aquilo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  January 23, 2009

K. MICHAEL DAVIS
K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)